EXHIBIT 23.3

[Wilson Sonsini Goodrich & Rosati, P.C. Letterhead]

June 16, 2009

Infosys Technologies Limited
Electronics City, Hosur Road
Bangalore, Karnataka, India 560 100

Re: Infosys Technologies Limited Registration Statement on Form F-3

We hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus filed as part of the Registration Statement on Form F-3 to be filed by Infosys Technologies Limited with the Securities and Exchange Commission on or about June 17, 2009 (the “Registration Statement”), and in any amendments to such Registration Statement.

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ WILSON SONSINI GOODRICH & ROSATI, P. C.